EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
SECOND QUARTER ENDED JUNE 30, 2023

•Second quarter net income of $24.9 million;
•Second quarter earnings per diluted common share of $0.81;
•Annualized return on second quarter average assets of 1.29%;
•Annualized return on second quarter average tangible common equity of 18.59%(1);
•Nonperforming assets remain low at 0.04% of total assets; and
•Authorized stock repurchase plan of up to 1.0 million shares.
Tyler, Texas (July 25, 2023) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ: SBSI) today reported its financial results for the quarter ended June 30, 2023. Southside reported net income of $24.9 million for the three months ended June 30, 2023, a decrease of $0.5 million, or 2.0%, compared to $25.4 million for the same period in 2022. Earnings per diluted common share increased $0.02, or 2.5%, to $0.81 for the three months ended June 30, 2023, from $0.79 for the same period in 2022. The annualized return on average shareholders’ equity for the three months ended June 30, 2023 was 13.32%, compared to 13.33% for the same period in 2022.  The annualized return on average assets was 1.29% for the three months ended June 30, 2023, compared to 1.42% for the same period in 2022.
“Southside reported excellent financial results for the second quarter, highlighted by earnings per share of $0.81, an 18.59% return on tangible common equity, a linked quarter increase in loans of 4.2%, and continued strong asset quality metrics,” stated Lee R. Gibson, President and Chief Executive Officer of Southside. “Approximately 80% of our loan growth occurred in June. Linked quarter, deposits net of brokered and public fund deposits increased $73.1 million, or 1.6%. Our tax-equivalent net interest margin linked quarter decreased four basis points primarily due to increased deposit pricing pressure, partially offset by a 22 basis point increase in the yield on average loans and a 21 basis point increase in the yield on average securities.”
Operating Results for the Three Months Ended June 30, 2023
Net income was $24.9 million for the three months ended June 30, 2023, compared to $25.4 million for the same period in 2022, a decrease of $0.5 million, or 2.0%. Earnings per diluted common share were $0.81 and $0.79 for the three months ended June 30, 2023 and 2022, respectively. The decrease in net income was primarily a result of increases in noninterest expense and income tax expense, partially offset by increases in net interest income and noninterest income. Annualized returns on average assets and average shareholders’ equity for the three months ended June 30, 2023 were 1.29% and 13.32%, respectively, compared to 1.42% and 13.33%, respectively, for the three months ended June 30, 2022.  Our efficiency ratio and tax-equivalent efficiency ratio(1) were 53.54% and 51.06%, respectively, for the three months ended June 30, 2023, compared to 50.61% and 47.74%, respectively, for the three months ended June 30, 2022, and 53.57% and 50.99%, respectively, for the three months ended March 31, 2023.
Net interest income for the three months ended June 30, 2023 was $53.9 million, compared to $51.1 million for the same period in 2022, an increase of 5.6%. The increase in net interest income was due to the increase in interest income, a result of the increase in the average yield and the average balance of interest earning assets, partially offset by an increase in interest expense on our interest bearing liabilities due to higher interest rates and an increase in the average balance of our interest bearing liabilities. Linked quarter, net interest income increased $0.6 million, or 1.1%, compared to $53.4 million during the three months ended March 31, 2023. The increase in net interest income was largely due to the increase in the average yield of interest earning assets, which more than offset the increase in the average balance and average rate paid on our interest bearing liabilities.
Our net interest margin and tax-equivalent net interest margin(1) decreased to 2.99% and 3.17%, respectively, for the three months ended June 30, 2023, compared to 3.07% and 3.30%, respectively, for the same period in 2022. Linked quarter, net interest margin and tax-equivalent net interest margin(1) decreased from 3.02% and 3.21%, respectively for the three months ended March 31, 2023.
Noninterest income was $10.5 million for the three months ended June 30, 2023, an increase of $1.4 million, or 15.0%, compared to $9.1 million for the same period in 2022. The increase was due to a net gain on sale of equity securities and an increase in other noninterest income, partially offset by an increase in net loss on sale of securities available for sale (“AFS”) and decreases in deposit services income and brokerage services income. On a linked quarter basis, noninterest income decreased $1.6 million, or 13.0%, compared to the three months ended March 31, 2023. The decrease was due to an increase in

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net loss on sale of securities AFS and a decrease in bank owned life insurance (“BOLI”) income related to death benefits realized in the first quarter of 2023, partially offset by increases in other noninterest income, net gain on sale of equity securities and brokerage services income.
Noninterest expense increased $2.9 million, or 9.0%, to $35.0 million for the three months ended June 30, 2023, compared to $32.1 million for the same period in 2022. The primary increase was in salaries and employee benefits. Several additional expense categories increased during the three months ended June 30, 2023, including FDIC insurance, other noninterest expense and software and data processing expense. On a linked quarter basis, noninterest expense increased by $0.1 million, or 0.4%, compared to the three months ended March 31, 2023.
Income tax expense increased $1.3 million, or 38.6%, for the three months ended June 30, 2023, compared to the same period in 2022. On a linked quarter basis, income tax expense increased $25,000, or 0.6%. Our effective tax rate (“ETR”) increased to 15.5% for the three months ended June 30, 2023, compared to 11.5% for the three months ended June 30, 2022, and increased from 14.9% for the three months ended March 31, 2023. The higher ETR for the three months ended June 30, 2023 was primarily due to a decrease in tax-exempt income as a percentage of pre-tax income as compared to the same period in 2022.
Operating Results for the Six Months Ended June 30, 2023
Net income was $50.9 million for the six months ended June 30, 2023, compared to $50.4 million for the same period in 2022, an increase of $0.5 million, or 1.0%. Earnings per diluted common share were $1.64 for the six months ended June 30, 2023, compared to $1.56 for the same period in 2022, an increase of 5.1%. The increase in net income was primarily a result of increases in net interest income and noninterest income, partially offset by increases in noninterest expense and income tax expense. Returns on average assets and average shareholders’ equity for the six months ended June 30, 2023 were 1.34% and 13.62%, respectively, compared to 1.41% and 12.31%, respectively, for the six months ended June 30, 2022.  Our efficiency ratio and tax-equivalent efficiency ratio(1) were 53.55% and 51.02%, respectively, for the six months ended June 30, 2023, compared to 50.66% and 47.94%, respectively, for the six months ended June 30, 2022.
Net interest income was $107.3 million for the six months ended June 30, 2023, compared to $100.0 million for the same period in 2022, due to the increase in interest income, a result of the increase in the average yield and balance of our interest earning assets, partially offset by the increase in average rate paid and average balance of our interest bearing liabilities.
Our net interest margin and tax-equivalent net interest margin(1) were 3.01% and 3.19%, respectively, for the six months ended June 30, 2023, compared to 3.05% and 3.26%, respectively, for the same period in 2022. The decrease in net interest margin was due to larger average rate and balance increases on our interest-bearing liabilities when compared to the interest earning assets during the six months ended June 30, 2023.
Noninterest income was $22.5 million for the six months ended June 30, 2023, an increase of $2.7 million, or 13.5%, compared to $19.8 million for the same period in 2022. The increase was due to a net gain on sale of equity securities and an increase in BOLI income related to death benefits realized in the first quarter of 2023, partially offset by an increase in net loss on sale of securities AFS and decreases in other noninterest income, deposit services income and brokerage services income.
Noninterest expense was $69.8 million for the six months ended June 30, 2023, compared to $63.3 million for the same period in 2022, an increase of $6.5 million, or 10.3%. The primary increase was in salaries and employee benefits. Several additional expense categories increased, including other noninterest expense, software and data processing expense and FDIC insurance.
Income tax expense increased $2.7 million, or 41.4%, for the six months ended June 30, 2023, compared to the same period in 2022. Our ETR was approximately 15.2% and 11.3% for the six months ended June 30, 2023 and 2022, respectively. The higher ETR for the six months ended June 30, 2023, as compared to the same period in 2022, was primarily due to a decrease in tax-exempt income as a percentage of pre-tax income.
Balance Sheet Data
At June 30, 2023, Southside had $7.81 billion in total assets, compared to $7.56 billion at December 31, 2022 and $7.61 billion at June 30, 2022.
Loans at June 30, 2023 were $4.33 billion, an increase of $366.0 million, or 9.2%, compared to $3.96 billion at June 30, 2022. Linked quarter, loans increased $176.4 million, or 4.2%, due to increases of $109.5 million in commercial real estate loans, $65.5 million in construction loans and $12.3 million in 1-4 family residential loans. These increases were partially offset by decreases of $4.5 million in commercial loans, $3.4 million in municipal loans and $3.0 million in loans to individuals.
Securities at June 30, 2023 were $2.65 billion, a decrease of $168.7 million, or 6.0%, compared to $2.82 billion at June 30, 2022. Linked quarter, securities decreased $97.4 million, or 3.5%, from $2.75 billion at March 31, 2023. The linked quarter net decrease was due to the sale of municipal bonds and mortgage-backed securities.
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Deposits at June 30, 2023 were $6.12 billion, a decrease of $130.7 million, or 2.1%, compared to $6.25 billion at June 30, 2022. Linked quarter, deposits increased $279.5 million, or 4.8%, from $5.84 billion at March 31, 2023. During the three months ended June 30, 2023, brokered deposits increased $302.7 million, or 64.7%, compared to March 31, 2023, as the funding of our cash flow hedge swaps partially transitioned from other borrowings to brokered deposits to obtain lower cost funding.
At June 30, 2023, we had 180,865 total deposit accounts with an average balance of $30,000. At June 30, 2023, our deposit accounts consisted of the following (dollars in thousands):

	June 30, 2023
	Balance	Number of Accounts	Average Balance	% of Total Deposits

Individual non-maturity	$2,195,950	149,887	$15	35.9%
Commercial non-maturity	1,746,652	21,054	83	28.6%
Certificates of deposits	602,745	9,223	65	9.8%
Public funds	802,195	701	1,144	13.1%
Total deposits, excluding brokered deposits	5,347,542	180,865	$30	87.4%

Brokered deposits	770,145	—	—	12.6%
Total deposits	$6,117,687			100.0%
At June 30, 2023, our estimated uninsured deposits, excluding affiliate deposits (Southside-owned deposits) and public funds (all collateralized), was 21.4%. At June 30, 2023, estimated uninsured deposits consisted of the following (dollars in thousands):

	June 30, 2023
	Balance	Uninsured Balance	% of Uninsured Total Deposits

Affiliate deposits	$21,583	$21,333	0.3%
Customer deposits	4,523,764	1,309,550	21.4%
Brokered deposits	770,145	—	—%
Public funds	802,195	775,739	12.7%
Total	$6,117,687	2,106,622	34.4%

Excluding public funds (collateralized)		(775,739)	(12.7)%
Excluding affiliate deposits		(21,333)	(0.3)%
Total estimated uninsured deposits		$1,309,550	21.4%
We continued to increase interest rates paid on deposits during the quarter in order to retain deposits. Our noninterest bearing deposits represent 24.0% of total deposits. Linked quarter, our cost of interest bearing deposits increased 21 basis points from 1.82% in the prior quarter to 2.03%. Linked quarter, our cost of total deposits increased 16 basis points from 1.34% in the prior quarter to 1.50%.
Our cost of interest bearing deposits increased 157 basis points, from 0.35% for the six months ended June 30, 2022, to 1.92% for the six months ended June 30, 2023. Our cost of total deposits increased 117 basis points, from 0.25% for the six months ended June 30, 2022 to 1.42% for the six months ended June 30, 2023.
Capital Resources and Liquidity
Our capital ratios and contingent liquidity sources remain solid. During the second quarter ended June 30, 2023, we purchased the remaining 618,831 shares of the Company’s common stock at an average price of $30.27 authorized pursuant to the Stock Repurchase Plan with no authorized shares remaining to be purchased as of June 30, 2023. On July 20, 2023, our board of directors approved a Stock Repurchase Plan authorizing the repurchase of up to 1.0 million shares of the Company’s outstanding common stock. Repurchases may be carried out in open market purchases, privately negotiated transactions or
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pursuant to any trading plan that might be adopted in accordance with Rule 10b5-1 of the Exchange Act, as amended. The Company has no obligation to repurchase any shares under the Stock Repurchase Plan and may modify, suspend or discontinue the plan at any time. As of July 25, 2023, no shares have been purchased under this recent Stock Repurchase Plan.
We utilized the Federal Reserve’s Bank Term Funding Program (“BTFP”) to reduce our overall funding costs and to enhance our interest rate risk position. As of June 30, 2023, our BTFP borrowings of $296.2 million were at a cost of 4.46%.
The table below shows our total lines of credit, current borrowings as of June 30, 2023, total amounts available for future borrowings, and swapped value (in thousands):

	June 30, 2023
	Line of Credit	Borrowings	Total Available for Future Liquidity	Swapped

FHLB advances	$1,979,115	$183,007	$1,796,108	$180,000
Federal Reserve discount window	693,551	100,000	593,551	—
Correspondent bank lines of credit	62,500	—	62,500	—
Federal Reserve Bank Term Funding Program	296,866	296,158	708	—
Total liquidity lines	$3,032,032	$579,165	$2,452,867	$180,000

Asset Quality
Nonperforming assets at June 30, 2023 were $3.1 million, or 0.04% of total assets, a decrease of $8.8 million, or 74.1%, compared to $11.8 million, or 0.16% of total assets, at June 30, 2022. The decrease in nonperforming assets was primarily due to the adoption of ASU 2022-02 on January 1, 2023, which allowed for the prospective exclusion of loan modifications that are performing but would have previously required disclosure as troubled debt restructures in nonperforming assets. Linked quarter, nonperforming assets decreased slightly from $3.2 million at March 31, 2023.
The allowance for loan losses totaled $36.3 million, or 0.84% of total loans, at June 30, 2023, compared to $35.4 million, or 0.89% of total loans, at June 30, 2022. The decrease in the allowance as a percentage of total loans was primarily due to improved asset quality and the increase in the total loan portfolio when compared to June 30, 2022. The allowance for loan losses was $36.3 million, or 0.87% of total loans, at March 31, 2023.
For the three month period ended June 30, 2023, we recorded a provision for credit losses for loans of $0.3 million, compared to a reversal of provision for credit losses for loans of $0.1 million and a provision for credit losses of $0.1 million for the three month periods ended June 30, 2022 and March 31, 2023, respectively. Net charge-offs were $0.3 million for the three months ended June 30, 2023, compared to net recoveries of $37,000 for the three months ended June 30, 2022 and net charge-offs of $0.3 million for the three months ended March 31, 2023. Net charge-offs were $0.6 million for the six months ended June 30, 2023, compared to net recoveries of $22,000 for the six months ended June 30, 2022.
We recorded a reversal of provision for credit losses for off-balance-sheet credit exposures of $0.4 million and $0.5 million for the three month periods ended June 30, 2023 and 2022, respectively and $0.1 million for the three months ended March 31, 2023. We recorded a reversal of provision for credit losses for off-balance-sheet credit exposures of $0.5 million for both of the six-month periods ended June 30, 2023 and 2022. The balance of the allowance for off-balance-sheet credit exposures at June 30, 2023 and 2022, was $3.2 million and $1.9 million, respectively, and is included in other liabilities.
Dividend
Southside Bancshares, Inc. declared a second quarter cash dividend of $0.35 per share on May 4, 2023, which was paid on June 6, 2023, to all shareholders of record as of May 23, 2023.
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(1) Refer to “Non-GAAP Financial Measures” below and to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for more information and for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Conference Call
Southside's management team will host a conference call to discuss its second quarter ended June 30, 2023 financial results on Tuesday, July 25, 2023 at 11:00 a.m. CDT.  The conference call can be accessed by webcast, for listen-only mode, on the company website, https://investors.southside.com, under Events.
Those interested in participating in the question and answer session, or others who prefer to call-in, can register at https://register.vevent.com/register/BI8f91599282bd40e58e2908cc56c04bda to receive the dial-in number and unique code to access the conference call seamlessly. While not required, it is recommended that those wishing to participate register 10 minutes prior to the conference call to ensure a more efficient registration process.
For those unable to attend the live event, a webcast recording will be available on the company website, https://investors.southside.com, for at least 30 days, beginning approximately two hours following the conference call.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) net interest margin (FTE), (iii) net interest spread (FTE), and (iv) efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Net interest income (FTE), net interest margin (FTE) and net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments and is not permitted under GAAP in the consolidated statements of income. We believe this measure to be the preferred industry measurement of net interest income and that it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

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About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $7.81 billion in assets as of June 30, 2023, that owns 100% of Southside Bank.  Southside Bank currently has 55 branches in Texas and operates a network of 73 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://investors.southside.com. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive email notification of company news, events and stock activity, please register on the website under Resources and Investor Email Alerts.  Questions or comments may be directed to Lindsey Bailes at (903) 630-7965, or lindsey.bailes@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written materials, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “might,” “will,” “would,” “seek,” “intend,” “probability,” “risk,” “goal,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions of the effect of our expansion, benefits of the Share Repurchase Plan, trends in asset quality, capital, liquidity, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies and earnings from growth and certain market risk disclosures, including the impact of interest rates, tax reform, inflation, the impacts related to or resulting from other economic factors are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  Accordingly, our results could materially differ from those that have been estimated. The most significant factor that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of higher inflation levels, higher interest rates and general economic and recessionary concerns, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, our ability to manage liquidity in a rapidly changing and unpredictable market, supply chain disruptions, labor shortages and additional interest rate increases by the Federal Reserve.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, under “Part I - Item 1. Forward Looking Information” and “Part I - Item 1A. Risk Factors,” “the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, under Part II - Item 1A. Risk Factors” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2023		2022
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
ASSETS
Cash and due from banks	$114,707	$101,109	$106,143	$110,620	$111,099
Interest earning deposits	14,059	151,999	9,276	3,476	12,910
Federal funds sold	78,347	57,384	83,833	81,031	48,280
Securities available for sale, at estimated fair value	1,339,821	1,437,222	1,299,014	1,424,562	1,733,354
Securities held to maturity, at net carrying value	1,308,472	1,308,457	1,326,729	1,151,205	1,083,672
Total securities	2,648,293	2,745,679	2,625,743	2,575,767	2,817,026
Federal Home Loan Bank stock, at cost	10,801	16,696	9,190	12,887	13,726
Loans held for sale	1,666	407	667	421	815
Loans	4,329,043	4,152,644	4,147,691	4,063,495	3,963,041
Less: Allowance for loan losses	(36,303)	(36,332)	(36,515)	(36,506)	(35,449)
Net loans	4,292,740	4,116,312	4,111,176	4,026,989	3,927,592
Premises & equipment, net	139,801	141,363	141,256	142,653	142,772
Goodwill	201,116	201,116	201,116	201,116	201,116
Other intangible assets, net	3,702	4,144	4,622	5,137	5,687
Bank owned life insurance	134,951	134,635	133,911	133,394	132,675
Other assets	167,069	121,501	131,703	160,256	192,363
Total assets	$7,807,252	$7,792,345	$7,558,636	$7,453,747	$7,606,061

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,466,756	$1,543,413	$1,671,562	$1,759,959	$1,735,488
Interest bearing deposits	4,650,931	4,294,807	4,526,457	4,421,200	4,512,921
Total deposits	6,117,687	5,838,220	6,198,019	6,181,159	6,248,409
Other borrowings and Federal Home Loan Bank borrowings	683,348	958,810	374,511	318,252	212,179
Subordinated notes, net of unamortized debt issuance costs	93,796	98,710	98,674	98,639	98,604
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,267	60,266	60,265	60,264	60,262
Other liabilities	86,993	85,309	81,170	87,797	254,825
Total liabilities	7,042,091	7,041,315	6,812,639	6,746,111	6,874,279
Shareholders' equity	765,161	751,030	745,997	707,636	731,782
Total liabilities and shareholders' equity	$7,807,252	$7,792,345	$7,558,636	$7,453,747	$7,606,061

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	2023		2022
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Income Statement:
Total interest income	$86,876	$80,848	$75,128	$66,880	$57,100
Total interest expense	32,960	27,495	18,286	11,365	6,022
Net interest income	53,916	53,353	56,842	55,515	51,078
Provision for (reversal of) credit losses	(74)	(40)	2,086	1,494	(633)
Net interest income after provision for (reversal of) credit losses	53,990	53,393	54,756	54,021	51,711
Noninterest income
Deposit services	6,291	6,422	6,478	6,241	6,496
Net gain (loss) on sale of securities available for sale	(3,455)	(2,146)	—	(99)	(2,177)
Net gain on sale of equity securities	2,642	2,416	—	—	—
Gain on sale of loans	185	104	36	109	208
Trust fees	1,490	1,467	1,571	1,407	1,520
Bank owned life insurance	756	1,675	516	720	720
Brokerage services	904	697	727	701	1,098
Other	1,651	1,398	1,438	1,190	1,232
Total noninterest income	10,464	12,033	10,766	10,269	9,097
Noninterest expense
Salaries and employee benefits	21,376	21,856	20,967	21,368	20,329
Net occupancy	3,690	3,734	3,973	3,847	3,654
Advertising, travel & entertainment	854	1,050	1,188	789	716
ATM expense	320	355	360	317	356
Professional fees	1,192	1,372	1,473	1,412	1,147
Software and data processing	2,264	2,055	1,741	1,736	1,739
Communications	348	327	387	497	509
FDIC insurance	1,220	544	511	485	477
Amortization of intangibles	442	478	515	550	586
Other	3,287	3,078	2,446	2,463	2,593
Total noninterest expense	34,993	34,849	33,561	33,464	32,106
Income before income tax expense	29,461	30,577	31,961	30,826	28,702
Income tax expense	4,568	4,543	4,293	3,875	3,297
Net income	$24,893	$26,034	$27,668	$26,951	$25,405

Common Share Data:
Weighted-average basic shares outstanding	30,721	31,372	31,896	32,112	32,119
Weighted-average diluted shares outstanding	30,754	31,464	31,964	32,221	32,251
Common shares outstanding end of period	30,532	31,121	31,547	32,127	32,108
Earnings per common share
Basic	$0.81	$0.83	$0.87	$0.84	$0.79
Diluted	0.81	0.83	0.87	0.84	0.79
Book value per common share	25.06	24.13	23.65	22.03	22.79
Tangible book value per common share	18.35	17.54	17.13	15.61	16.35
Cash dividends paid per common share	0.35	0.35	0.38	0.34	0.34

Selected Performance Ratios:
Return on average assets	1.29%	1.38%	1.47%	1.43%	1.42%
Return on average shareholders’ equity	13.32	13.92	15.08	14.23	13.33
Return on average tangible common equity (1)	18.59	19.36	21.35	19.94	18.62
Average yield on earning assets (FTE) (1)	5.00	4.76	4.43	4.00	3.66
Average rate on interest bearing liabilities	2.45	2.14	1.48	0.92	0.52
Net interest margin (FTE) (1)	3.17	3.21	3.40	3.36	3.30
Net interest spread (FTE) (1)	2.55	2.62	2.95	3.08	3.14
Average earning assets to average interest bearing liabilities	134.12	137.67	143.66	142.83	144.54
Noninterest expense to average total assets	1.82	1.85	1.78	1.77	1.79
Efficiency ratio (FTE) (1)	51.06	50.99	46.38	47.42	47.74
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-8

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2023		2022
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Nonperforming Assets:	$3,059	$3,180	$10,862	$11,717	$11,815
Nonaccrual loans	3,017	3,169	2,846	3,039	3,119
Accruing loans past due more than 90 days	—	—	—	—	—
Restructured loans (1)	—	—	7,849	8,481	8,568
Other real estate owned	—	—	93	162	128
Repossessed assets	42	11	74	35	—

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.07%	0.08%	0.07%	0.07%	0.08%
Ratio of nonperforming assets to:
Total assets	0.04	0.04	0.14	0.16	0.16
Total loans	0.07	0.08	0.26	0.29	0.30
Total loans and OREO	0.07	0.08	0.26	0.29	0.30
Ratio of allowance for loan losses to:
Nonaccruing loans	1,203.28	1,146.48	1,283.03	1,201.25	1,136.55
Nonperforming assets	1,186.76	1,142.52	336.17	311.56	300.03
Total loans	0.84	0.87	0.88	0.90	0.89
Net charge-offs (recoveries) to average loans outstanding	0.03	0.03	0.05	0.02	—

Capital Ratios:
Shareholders’ equity to total assets	9.80	9.64	9.87	9.49	9.62
Common equity tier 1 capital	12.32	12.73	12.63	12.98	12.83
Tier 1 risk-based capital	13.37	13.81	13.70	14.07	13.94
Total risk-based capital	15.68	16.28	16.11	16.50	16.38
Tier 1 leverage capital	9.69	9.83	9.96	10.09	10.34
Period end tangible equity to period end tangible assets (2)	7.37	7.19	7.35	6.92	7.10
Average shareholders’ equity to average total assets	9.72	9.94	9.72	10.02	10.64

(1)Pursuant to our adoption of ASU 2022-02, effective January 1, 2023, we prospectively discontinued the recognition and measurement guidance previously required on troubled debt restructures. As a result, “restructured” loans beginning March 31, 2023 exclude any loan modifications that are performing but would have previously required disclosure as troubled debt restructures.
(2)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-9

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2023		2022
Loan Portfolio Composition	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Real Estate Loans:
Construction	$657,354	$591,894	$559,681	$554,345	$520,484
1-4 Family Residential	684,878	672,595	663,519	646,692	640,706
Commercial	2,100,338	1,990,861	1,987,707	1,901,921	1,834,734
Commercial Loans	383,724	388,182	412,064	433,538	428,974
Municipal Loans	435,211	438,566	450,067	449,219	457,239
Loans to Individuals	67,538	70,546	74,653	77,780	80,904
Total Loans	$4,329,043	$4,152,644	$4,147,691	$4,063,495	$3,963,041

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$36,332	$36,515	$36,506	$35,449	$35,524
Loans charged-off	(737)	(633)	(864)	(686)	(479)
Recoveries of loans charged-off	430	362	383	449	516
Net loans (charged-off) recovered	(307)	(271)	(481)	(237)	37
Provision for (reversal of) loan losses	278	88	490	1,294	(112)
Balance at end of period	$36,303	$36,332	$36,515	$36,506	$35,449

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,559	$3,687	$2,091	$1,891	$2,412
Provision for (reversal of) off-balance-sheet credit exposures	(352)	(128)	1,596	200	(521)
Balance at end of period	$3,207	$3,559	$3,687	$2,091	$1,891
Total Allowance for Credit Losses	$39,510	$39,891	$40,202	$38,597	$37,340
Page-10

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2023	2022
Income Statement:
Total interest income	$167,724	$110,973
Total interest expense	60,455	10,989
Net interest income	107,269	99,984
Provision for (reversal of) credit losses	(114)	(339)
Net interest income after provision for (reversal of) credit losses	107,383	100,323
Noninterest income
Deposit services	12,713	13,124
Net gain (loss) on sale of securities available for sale	(5,601)	(3,720)
Net gain on sale of equity securities	5,058	—
Gain on sale of loans	289	386
Trust fees	2,957	3,014
Bank owned life insurance	2,431	1,411
Brokerage services	1,601	1,907
Other	3,049	3,700
Total noninterest income	22,497	19,822
Noninterest expense
Salaries and employee benefits	43,232	40,298
Net occupancy	7,424	7,310
Advertising, travel & entertainment	1,904	1,453
ATM expense	675	637
Professional fees	2,564	2,074
Software and data processing	4,319	3,370
Communications	675	1,012
FDIC insurance	1,764	949
Amortization of intangibles	920	1,208
Other	6,365	4,990
Total noninterest expense	69,842	63,301
Income before income tax expense	60,038	56,844
Income tax expense	9,111	6,443
Net income	$50,927	$50,401
Common Share Data:
Weighted-average basic shares outstanding	31,045	32,237
Weighted-average diluted shares outstanding	31,099	32,394
Common shares outstanding end of period	30,532	32,108
Earnings per common share
Basic	$1.64	$1.56
Diluted	1.64	1.56
Book value per common share	25.06	22.79
Tangible book value per common share	18.35	16.35
Cash dividends paid per common share	0.70	0.68

Selected Performance Ratios:
Return on average assets	1.34%	1.41%
Return on average shareholders’ equity	13.62	12.31
Return on average tangible common equity (1)	18.98	16.75
Average yield on earning assets (FTE) (1)	4.88	3.60
Average rate on interest bearing liabilities	2.30	0.48
Net interest margin (FTE) (1)	3.19	3.26
Net interest spread (FTE) (1)	2.58	3.12
Average earning assets to average interest bearing liabilities	135.85	143.24
Noninterest expense to average total assets	1.84	1.77
Efficiency ratio (FTE) (1)	51.02	47.94
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-11

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2023	2022
Nonperforming Assets:	$3,059	$11,815
Nonaccrual loans	3,017	3,119
Accruing loans past due more than 90 days	—	—
Restructured loans (1)	—	8,568
Other real estate owned	—	128
Repossessed assets	42	—

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.07%	0.08%
Ratio of nonperforming assets to:
Total assets	0.04	0.16
Total loans	0.07	0.30
Total loans and OREO	0.07	0.30
Ratio of allowance for loan losses to:
Nonaccruing loans	1,203.28	1,136.55
Nonperforming assets	1,186.76	300.03
Total loans	0.84	0.89
Net charge-offs (recoveries) to average loans outstanding	0.03	—

Capital Ratios:
Shareholders’ equity to total assets	9.80	9.62
Common equity tier 1 capital	12.32	12.83
Tier 1 risk-based capital	13.37	13.94
Total risk-based capital	15.68	16.38
Tier 1 leverage capital	9.69	10.34
Period end tangible equity to period end tangible assets (2)	7.37	7.10
Average shareholders’ equity to average total assets	9.83	11.47

(1)Pursuant to our adoption of ASU 2022-02, effective January 1, 2023, we prospectively discontinued the recognition and measurement guidance previously required on troubled debt restructures. As a result, “restructured” loans beginning March 31, 2023 exclude any loan modifications that are performing but would have previously required disclosure as troubled debt restructures.
(2)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Page-12

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
Loan Portfolio Composition	2023	2022
Real Estate Loans:
Construction	$657,354	$520,484
1-4 Family Residential	684,878	640,706
Commercial	2,100,338	1,834,734
Commercial Loans	383,724	428,974
Municipal Loans	435,211	457,239
Loans to Individuals	67,538	80,904
Total Loans	$4,329,043	$3,963,041

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$36,515	$35,273
Loans charged-off	(1,370)	(1,034)
Recoveries of loans charged-off	792	1,056
Net loans (charged-off) recovered	(578)	22
Provision for (reversal of) loan losses	366	154
Balance at end of period	$36,303	$35,449

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,687	$2,384
Provision for (reversal of) off-balance-sheet credit exposures	(480)	(493)
Balance at end of period	$3,207	$1,891
Total Allowance for Credit Losses	$39,510	$37,340

Page-13

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	June 30, 2023			March 31, 2023
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,197,130	$59,334	5.67%	$4,128,775	$55,453	5.45%
Loans held for sale	1,664	23	5.54%	1,662	20	4.88%
Securities:
Taxable investment securities (2)	925,445	8,773	3.80%	690,864	5,712	3.35%
Tax-exempt investment securities (2)	1,562,232	16,182	4.15%	1,692,700	16,466	3.95%
Mortgage-backed and related securities (2)	401,427	3,830	3.83%	455,811	4,329	3.85%
Total securities	2,889,104	28,785	4.00%	2,839,375	26,507	3.79%
Federal Home Loan Bank stock, at cost, and equity investments	21,480	379	7.08%	31,470	245	3.16%
Interest earning deposits	56,604	742	5.26%	87,924	1,033	4.76%
Federal funds sold	59,186	748	5.07%	72,630	837	4.67%
Total earning assets	7,225,168	90,011	5.00%	7,161,836	84,095	4.76%
Cash and due from banks	103,559			107,765
Accrued interest and other assets	419,420			398,709
Less: Allowance for loan losses	(36,512)			(36,690)
Total assets	$7,711,635			$7,631,620
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$648,560	1,430	0.88%	$665,919	1,313	0.80%
Certificates of deposit	797,992	6,365	3.20%	787,887	5,407	2.78%
Interest bearing demand accounts	2,841,818	13,884	1.96%	2,983,218	13,186	1.79%
Total interest bearing deposits	4,288,370	21,679	2.03%	4,437,024	19,906	1.82%
Federal Home Loan Bank borrowings	211,309	1,032	1.96%	404,199	3,141	3.15%
Subordinated notes, net of unamortized debt issuance costs	97,804	994	4.08%	98,693	999	4.11%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,266	1,100	7.32%	60,265	1,031	6.94%
Repurchase agreements	97,915	883	3.62%	65,435	492	3.05%
Other borrowings	631,447	7,272	4.62%	136,700	1,926	5.71%
Total interest bearing liabilities	5,387,111	32,960	2.45%	5,202,316	27,495	2.14%
Noninterest bearing deposits	1,490,445			1,588,725
Accrued expenses and other liabilities	84,252			81,829
Total liabilities	6,961,808			6,872,870
Shareholders’ equity	749,827			758,750
Total liabilities and shareholders’ equity	$7,711,635			$7,631,620
Net interest income (FTE)		$57,051			$56,600
Net interest margin (FTE)			3.17%			3.21%
Net interest spread (FTE)			2.55%			2.62%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2023 and March 31, 2023, loans totaling $3.0 million and $3.2 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-14

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	December 31, 2022			September 30, 2022
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,103,429	$52,650	5.09%	$4,012,547	$45,992	4.55%
Loans held for sale	1,087	15	5.47%	606	7	4.58%
Securities:
Taxable investment securities (2)	622,004	4,804	3.06%	626,136	4,896	3.10%
Tax-exempt investment securities (2)	1,730,233	15,652	3.59%	1,750,952	14,455	3.28%
Mortgage-backed and related securities (2)	483,914	4,614	3.78%	520,501	4,770	3.64%
Total securities	2,836,151	25,070	3.51%	2,897,589	24,121	3.30%
Federal Home Loan Bank stock, at cost, and equity investments	22,616	212	3.72%	24,013	101	1.67%
Interest earning deposits	10,974	108	3.90%	18,664	105	2.23%
Federal funds sold	84,858	774	3.62%	46,106	269	2.31%
Total earning assets	7,059,115	78,829	4.43%	6,999,525	70,595	4.00%
Cash and due from banks	108,200			102,840
Accrued interest and other assets	356,248			433,532
Less: Allowance for loan losses	(36,602)			(35,706)
Total assets	$7,486,961			$7,500,191
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$676,654	758	0.44%	$685,947	481	0.28%
Certificates of deposit	645,972	3,035	1.86%	588,212	1,452	0.98%
Interest bearing demand accounts	3,119,682	9,894	1.26%	3,164,961	5,954	0.75%
Total interest bearing deposits	4,442,308	13,687	1.22%	4,439,120	7,887	0.70%
Federal Home Loan Bank borrowings	189,939	1,623	3.39%	173,838	1,078	2.46%
Subordinated notes, net of unamortized debt issuance costs	98,657	1,013	4.07%	98,621	1,004	4.04%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,264	901	5.93%	60,263	669	4.40%
Repurchase agreements	37,416	117	1.24%	30,530	54	0.70%
Other borrowings	85,033	945	4.41%	98,174	673	2.72%
Total interest bearing liabilities	4,913,617	18,286	1.48%	4,900,546	11,365	0.92%
Noninterest bearing deposits	1,757,568			1,746,245
Accrued expenses and other liabilities	88,024			101,881
Total liabilities	6,759,209			6,748,672
Shareholders’ equity	727,752			751,519
Total liabilities and shareholders’ equity	$7,486,961			$7,500,191
Net interest income (FTE)		$60,543			$59,230
Net interest margin (FTE)			3.40%			3.36%
Net interest spread (FTE)			2.95%			3.08%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2022 and September 30, 2022, loans totaling $2.8 million and $3.0 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-15

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	June 30, 2022
	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,847,614	$39,088	4.07%
Loans held for sale	1,776	18	4.07%
Securities:
Taxable investment securities (2)	617,603	4,632	3.01%
Tax-exempt investment securities (2)	1,653,871	13,599	3.30%
Mortgage-backed and related securities (2)	417,057	3,238	3.11%
Total securities	2,688,531	21,469	3.20%
Federal Home Loan Bank stock, at cost, and equity investments	17,663	77	1.75%
Interest earning deposits	77,894	125	0.64%
Federal funds sold	37,343	79	0.85%
Total earning assets	6,670,821	60,856	3.66%
Cash and due from banks	100,231
Accrued interest and other assets	446,136
Less: Allowance for loan losses	(35,895)
Total assets	$7,181,293
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$670,187	326	0.20%
Certificates of deposit	518,104	578	0.45%
Interest bearing demand accounts	3,175,385	3,360	0.42%
Total interest bearing deposits	4,363,676	4,264	0.39%
Federal Home Loan Bank borrowings	55,990	224	1.60%
Subordinated notes, net of unamortized debt issuance costs	98,586	1,000	4.07%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,262	471	3.13%
Repurchase agreements	30,055	18	0.24%
Other borrowings	6,549	45	2.76%
Total interest bearing liabilities	4,615,118	6,022	0.52%
Noninterest bearing deposits	1,702,985
Accrued expenses and other liabilities	98,870
Total liabilities	6,416,973
Shareholders’ equity	764,320
Total liabilities and shareholders’ equity	$7,181,293
Net interest income (FTE)		$54,834
Net interest margin (FTE)			3.30%
Net interest spread (FTE)			3.14%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2022, loans totaling $3.1 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.
Page-16

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30, 2023			June 30, 2022
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,163,141	$114,787	5.56%	$3,776,194	$74,713	3.99%
Loans held for sale	1,663	43	5.21%	1,354	26	3.87%
Securities:
Taxable investment securities (2)	808,803	14,485	3.61%	631,079	9,240	2.95%
Tax-exempt investment securities (2)	1,627,105	32,648	4.05%	1,608,779	26,282	3.29%
Mortgage-backed and related securities (2)	428,469	8,159	3.84%	491,585	7,255	2.98%
Total securities	2,864,377	55,292	3.89%	2,731,443	42,777	3.16%
FHLB stock, at cost, and equity investments	26,448	624	4.76%	19,161	190	2.00%
Interest earning deposits	72,177	1,775	4.96%	61,360	149	0.49%
Federal funds sold	65,871	1,585	4.85%	23,077	83	0.73%
Total earning assets	7,193,677	174,106	4.88%	6,612,589	117,938	3.60%
Cash and due from banks	105,650			103,669
Accrued interest and other assets	408,908			522,167
Less: Allowance for loan losses	(36,601)			(35,766)
Total assets	$7,671,634			$7,202,659
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$657,192	2,743	0.84%	$661,339	599	0.18%
CDs	792,967	11,772	2.99%	540,726	1,172	0.44%
Interest bearing demand accounts	2,912,127	27,070	1.87%	3,136,890	5,730	0.37%
Total interest bearing deposits	4,362,286	41,585	1.92%	4,338,955	7,501	0.35%
FHLB borrowings	307,221	4,173	2.74%	89,202	590	1.33%
Subordinated notes, net of unamortized debt issuance costs	98,246	1,993	4.09%	98,569	1,998	4.09%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,266	2,131	7.13%	60,261	827	2.77%
Repurchase agreements	81,765	1,375	3.39%	25,798	28	0.22%
Other borrowings	385,440	9,198	4.81%	3,525	45	2.57%
Total interest bearing liabilities	5,295,224	60,455	2.30%	4,616,310	10,989	0.48%
Noninterest bearing deposits	1,539,313			1,673,145
Accrued expenses and other liabilities	82,833			87,408
Total liabilities	6,917,370			6,376,863
Shareholders’ equity	754,264			825,796
Total liabilities and shareholders’ equity	$7,671,634			$7,202,659
Net interest income (FTE)		$113,651			$106,949
Net interest margin (FTE)			3.19%			3.26%
Net interest spread (FTE)			2.58%			3.12%
(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2023 and 2022, loans totaling $3.0 million and $3.1 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.
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Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)
The following tables set forth the reconciliation of return on average common equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended					Six Months Ended
	2023		2022			2023	2022
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,	Jun 30,
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$24,893	$26,034	$27,668	$26,951	$25,405	$50,927	$50,401
After-tax amortization expense	349	378	407	435	463	727	954
Adjusted net income available to common shareholders	$25,242	$26,412	$28,075	$27,386	$25,868	$51,654	$51,355

Average shareholders' equity	$749,827	$758,750	$727,752	$751,519	$764,320	$754,264	$825,796
Less: Average intangibles for the period	(205,086)	(205,555)	(206,049)	(206,591)	(207,163)	(205,319)	(207,467)
Average tangible shareholders' equity	$544,741	$553,195	$521,703	$544,928	$557,157	$548,945	$618,329

Return on average tangible common equity	18.59%	19.36%	21.35%	19.94%	18.62%	18.98%	16.75%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$765,161	$751,030	$745,997	$707,636	$731,782	$765,161	$731,782
Less: Intangible assets at end of period	(204,818)	(205,260)	(205,738)	(206,253)	(206,803)	(204,818)	(206,803)
Tangible common shareholders' equity at end of period	$560,343	$545,770	$540,259	$501,383	$524,979	$560,343	$524,979

Total assets at end of period	$7,807,252	$7,792,345	$7,558,636	$7,453,747	$7,606,061	$7,807,252	$7,606,061
Less: Intangible assets at end of period	(204,818)	(205,260)	(205,738)	(206,253)	(206,803)	(204,818)	(206,803)
Tangible assets at end of period	$7,602,434	$7,587,085	$7,352,898	$7,247,494	$7,399,258	$7,602,434	$7,399,258

Period end tangible equity to period end tangible assets	7.37%	7.19%	7.35%	6.92%	7.10%	7.37%	7.10%

Common shares outstanding end of period	30,532	31,121	31,547	32,127	32,108	30,532	32,108
Tangible book value per common share	$18.35	$17.54	$17.13	$15.61	$16.35	$18.35	$16.35

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$53,916	$53,353	$56,842	$55,515	$51,078	$107,269	$99,984
Tax-equivalent adjustments:
Loans	673	697	744	742	762	1,370	1,507
Tax-exempt investment securities	2,462	2,550	2,957	2,973	2,994	5,012	5,458
Net interest income (FTE) (1)	57,051	56,600	60,543	59,230	54,834	113,651	106,949
Noninterest income	10,464	12,033	10,766	10,269	9,097	22,497	19,822
Nonrecurring income (2)	226	(1,221)	—	99	2,177	(995)	2,883
Total revenue	$67,741	$67,412	$71,309	$69,598	$66,108	$135,153	$129,654

Noninterest expense	$34,993	$34,849	$33,561	$33,464	$32,106	$69,842	$63,301
Pre-tax amortization expense	(442)	(478)	(515)	(550)	(586)	(920)	(1,208)
Nonrecurring expense (3)	36	3	26	87	39	39	61
Adjusted noninterest expense	$34,587	$34,374	$33,072	$33,001	$31,559	$68,961	$62,154

Efficiency ratio	53.54%	53.57%	48.92%	50.09%	50.61%	53.55%	50.66%
Efficiency ratio (FTE) (1)	51.06%	50.99%	46.38%	47.42%	47.74%	51.02%	47.94%

Average earning assets	$7,225,168	$7,161,836	$7,059,115	$6,999,525	$6,670,821	$7,193,677	$6,612,589

Net interest margin	2.99%	3.02%	3.19%	3.15%	3.07%	3.01%	3.05%
Net interest margin (FTE) (1)	3.17%	3.21%	3.40%	3.36%	3.30%	3.19%	3.26%

Net interest spread	2.37%	2.44%	2.74%	2.87%	2.91%	2.40%	2.90%
Net interest spread (FTE) (1)	2.55%	2.62%	2.95%	3.08%	3.14%	2.58%	3.12%
(1)These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.
(2)These adjustments may include net gain or loss on sale of securities available for sale, net gain on sale of equity securities, BOLI income related to death benefits realized and other investment income or loss in the periods where applicable.
(3)These adjustments may include foreclosure expenses and branch closure expenses, in the periods where applicable.
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